EXHIBIT 5.1, 8.1, 23.1

[Letterhead of Thacher Proffitt & Wood LLP]

February 9, 2006

Opinion: Tax

IndyMac ABS, Inc.

Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-A

Ladies and Gentlemen:

We have acted as counsel to IndyMac Bank, F.S.B. (the “Bank”) and IndyMac ABS, Inc. (the “Depositor”) in connection with (i) the Pooling and Servicing Agreement, dated as of January 1, 2006 (the “Pooling and Servicing Agreement” or the “Bank Sale Agreement”, as applicable), among the Depositor, the Bank (the “Seller” and the “Servicer”, as applicable) and Deutsche Bank National Trust Company (the “Trustee” and the “Supplemental Interest Trust Administrator”, as applicable), and the certificates issued pursuant thereto designated as the Home Equity Mortgage Loan Asset-Backed Trust Certificates, Series INABS 2006-A (the “Certificates”), (ii) the Underwriting Agreement, dated February 9, 2006 (the “Underwriting Agreement”), among the Depositor, the Bank and UBS Securities LLC (“UBS”) as representative of the several underwriters (the “Underwriters”), (iii) the Free Writing Prospectus (including the Base Prospectus, as defined below), dated January 24, 2006 (the “Free Writing Prospectus”) as used on and before January 25, 2006 (the “Pricing Date”) and (iv) the Prospectus Supplement, dated February 6, 2006 (the “Prospectus Supplement”), and the Prospectus to which it relates, dated August 22, 2005 (the “Base Prospectus” together with the Prospectus Supplement, the “Prospectus”). The Pooling and Servicing Agreement and the Underwriting Agreement are collectively referred to herein as the “Agreements.” Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates, after such consultation with such other attorneys in this firm as they deemed appropriate, have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter.

In rendering this opinion letter, we do not express any opinion concerning any law other than the federal income tax laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions thereof applicable to a real estate mortgage investment conduit (“REMIC”). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions to which this opinion letter relates.

Based upon and subject to the foregoing, it is our opinion that:

1.

The statements made in the Base Prospectus, the Free Writing Prospectus and the Prospectus Supplement under the heading “Federal Income Tax Consequences”, to the extent that those statements constitute matters of law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

2.

Assuming the accuracy of and compliance with the factual representations, covenants and other provisions of the Agreements without any waiver or modification thereof, for United States federal income tax purposes within the meaning of the Code in effect on the date hereof, (i) each of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI will qualify as a REMIC within the meaning of the Code, (ii) the REMIC I Regular Interests will represent ownership of the “regular interests” in REMIC I, and the Class R-I Interest will constitute the sole class of “residual interests” in REMIC I, (iii) the REMIC II Regular Interests will represent ownership of the “regular interests” in REMIC II, and the Class R-II Interest will constitute the sole class of “residual interests” in REMIC II, (iv) each of the Class A Certificates and the Class M Certificates (exclusive of any right to receive payments from the Excess Reserve Fund Account, any obligation to make payments to the Supplemental Interest Trust and any right to receive payments from the Supplemental Interest Trust), the Class C Interest, the Class P Interest and the Class IO Interest will represent ownership of “regular interests” in REMIC III and will generally be treated as debt instruments of REMIC III, and the Class R-III Interest will constitute the sole class of “residual interests” in REMIC III, (v) the Class C Certificates (exclusive of any obligation to make payments to the Excess Reserve Fund Account) will represent ownership of “regular interests” in REMIC IV and will generally be treated as debt instruments of REMIC IV, and the Class R-IV Interest will constitute the sole class of “residual interests” in REMIC IV, (vi) the Class P Certificates will represent ownership of “regular interests” in REMIC V and will generally be treated as debt instruments of REMIC V, and the Class R-V Interest will constitute the sole class of “residual interests” in REMIC V, (vii) the REMIC VI Regular Interest SWAP IO will represent ownership of “regular interests” in REMIC VI, and the Class R-VI Interest will constitute the sole class of “residual interests” in REMIC VI, (viii) the Class R Certificates will evidence ownership of the Class R-I Interest, Class R-II Interest and Class R-III Interest and (ix) the Class R-X Certificates will evidence ownership of the Class R-IV Interest, the Class R-V Interest and the Class R-VI Interest.

To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, any U.S. federal tax advice contained herein, as to which each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor, (i) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code and (ii) is written in connection with the promotion or marketing of the transaction or matters addressed herein.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings “Federal Income Tax Consequences” and “Legal Opinions,” without admitting that we are “persons” within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or “experts” within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

Very truly yours,

/s/ THACHER PROFFITT & WOOD LLP